UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2021

FALCON MINERALS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38158	82-0820780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Madison Avenue, 8th Floor,

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 506-5925

Registrant's telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Class A Common Stock, par value $0.0001 per share	FLMN	Nasdaq Capital Market
Warrants, each to purchase one share Class A Common Stock	FLMNW	Nasdaq Capital Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2021, Jonathan Hamilton resigned as a member of the Board of Directors (the "Board") of Falcon Minerals Corporation (the "Company"). Mr. Hamilton's resignation was not the result of a disagreement with the Company or its management.

On July 15, 2021, Blackstone Management Partners, L.L.C. ("Blackstone"), in accordance with its rights under that certain Shareholders' Agreement dated as of August 23, 2018 by and among the Company, Blackstone and the other parties thereto (the "Shareholders' Agreement"), designated, and the Board appointed, Mr. Mark Henle to the Board to fill the vacancy created by Mr. Hamilton's resignation. Mr. Henle has been appointed to the Board's Nominating and Corporate Governance Committee. Mr. Henle has no family relationships with any of the Company's directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCON MINERALS CORPORATION

By:	/s/ Matthew Ockwood
Name: Matthew Ockwood Title: Chief Financial Officer

Date: July 20, 2021

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